                                                                 EXHIBIT 10.17



                        [ON'VILLAGE COMMUNICATIONS LOGO]




January 16, 1997


Mr. Bill Rossi
4546 Rayburn St.
Westlake Village, CA 91362

Dear Bill,

We are quite happy that you are considering the V.P., CFO position at ON'VILLAGE Communications. We felt very comfortable with you, and believe we have the potential for a great long term relationship. Below, is a summary of the compensation package that we would be able to make available should you decide to join us.


Base Compensation - $78,000 per annun

Stock Option Grants -                         Options Vested and Exercisable
     6 Months from Commencement Date-                      7,000
     First Anniversary Commencement Date-                  7,000
     Second Anniversary Commencement Date-                 6,000

Above grants are "Incentive Stock Option Grants" available upon joining firm.

Insurance-Group Health Insurance policy paid by Company.

Vacation Days- 3 weeks per Calendar Year to be scheduled with Management approval. Must be taken in current year, not cumulative.

We look forward to your response, and to a bright future together.


Best Regards,                              Accepted-Start Date 2/10/97


/s/ Jack Tracht                                      Bill Rossi
Jack Tracht                                            1/23/97







                        [ON'VILLAGE COMMUNICATIONS LOGO]